UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 15, 2006
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) The Independent Directors Committee of 21st Century Holding Company (the “Company”), which acts as the Company’s Compensation Committee, has approved a stock option grant to purchase 25,000 shares of the Company’s common stock to Edward J. Lawson, the Company’s President and Chief Executive Officer. Mr. Lawson’s options have a grant date of December 15, 2006, an exercise price of $27.79 per share, vest 100% on December 15, 2007 and expire on December 15, 2011.

The Independent Directors Committee also approved a salary increase for Mr. J. Gordon Jennings, III, the Company’s Chief Financial Officer. Mr. Jennings annual salary was increased to $143,850 from $137,000.00 and will be effective as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: December 19, 2006	By: /s/ EDWARD J. LAWSON

Name: Edward J. Lawson
Title: Chief Executive Officer
(Principal Executive Officer)